SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15 (D) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): June 23, 1998

                             BRYAN STEAM CORPORATION
             (Exact name of registrant as specified in its charter)

         NEW MEXICO                    0-3366                 35-0202050
 (State or other jurisdiction     (Commission File           (IRS Employer
    of incorporation)                  Number)             Identification No.)
                                                           UAC Securitization
                                                              Corporation

     POST OFFICE BOX 27
          PERU, IN                                             46970
    (address of principal                                    (zip code)
     executive offices)
     UAC Securitization Corporation

     Registrant's telephone number including area code     (765) 473-6651



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Item 5.  Other Events.

The Board of Directors of Bryan Steam Corporation ("Registrant") has been approached by certain significant shareholders who have expressed a desire to have an opportunuity to liquidate all or a portion of their interests in the Registrant. To explore alternatives that may be available to the Registrant, the directors have solicited expressions of interest regarding a possible purchase transaction from several parties, including management. Discussions with such parties, if any, may occur from time to time. The Registrant anticipates no material effect on its operations as a result of such discussions. There is no assurance, however, as to when or whether any offer for any of the Registrant's shares may occur nor as to the terms of any such transaction.







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         Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          BRYAN STEAM CORPORATION



Date: June 23, 1998
                                          -----------------------------------
                                          Albert J. Bishop
                                          Chairman